Exhibit (4)(d)

                                     Page 1
NLU919                                                             (2/00)
                        NORTHBROOK LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                       Income Benefit Combination Rider 2


This rider was issued because you selected the Income Benefit  Combination Rider
2.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was issued as a part of your Contract: xx/xx/xxxx

The following changes are made to your Contract.

Qualifications

On the Payout Start Date, the Owner may choose to receive income payments defined in the Income Benefit Combination provision if all of the following conditions are met.

o The Owner elects a Payout Start Date that is on or after the tenth anniversary of the Rider Date;

o The Payout Start Date occurs during the 30 day period following a Contract anniversary;

o The Income Base is applied to Fixed Amount Income Payments or Variable Amount Income Payments as we may permit from time to time for all owners who choose to receive Income Payments under this rider; and

o The selected Income Plan provides payments guaranteed for either single or joint life with a period certain of at least:

o 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied, or

o 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

Throughout the PAYOUT PHASE section of your Contract, the term "Cash Value" is replaced with "the greater of the Cash Value or the Income Benefit Combination".

If the amount applied to an Income Plan is the Cash Value, then the Income Plan may be any plan then offered by us.

Income Base

The Income Base is the greater of Income Base A or Income Base B.

Income Base is used solely for the purpose of calculating the Guaranteed Income Benefit and does not provide a Cash Value or guarantee performance of any investment option.

     Income Base A.

o    On the Rider Date, Income Base A is equal to the Cash Value.

o After the Rider Date, Income Base A is recalculated as follows on the Contract anniversary and when a purchase payment or withdrawal is made.

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o    For  purchase  payments,  Income  Base  A is  equal  to the  most  recently calculated Income Base A plus the purchase payment.

o For withdrawals, Income Base A is equal to the most recently calculated Income Base A reduced by a withdrawal adjustment.

o On each Contract anniversary, Income Base A is equal to the greater of the Cash Value or the most recently calculated Income Base A.

     In the absence of any withdrawals or purchase payments, Income Base A will be the greatest of the Cash Value on the Rider Date and all Contract anniversary Cash Values between the Rider Date and the Payout Start Date.

     Income Base A will be recalculated for purchase payments, for withdrawals and on Contract anniversaries until the first Contract anniversary after the 85th birthday of the oldest Owner or, if no Owner is a living individual, the oldest Annuitant.

     After that date, Income Base A will be recalculated only for purchase payments and withdrawals.

     Income Base B.

     On the Rider Date, Income Base B is equal to the Cash Value. After the Rider Date, Income Base B plus any subsequent purchase payments and less a withdrawal adjustment for any subsequent withdrawals will accumulate daily at a rate equivalent to 5% per year until the first Contract anniversary after the 85th birthday of the oldest Owner, or, if the Owner is not a living individual, the oldest Annuitant.

Withdrawal Adjustment

The  adjustment  is equal to (1) divided by (2),  with the result  multiplied by
(3), where:

         (1) = the withdrawal amount.

         (2) = the Cash Value

         (3) = the most recently calculated Income Base.

Guaranteed Income Benefit

The Guaranteed Income Benefit amount is determined by applying the Income Base less any applicable taxes to the guaranteed rates for the Income Plan elected by the Owner. The Income Plan selected must satisfy the conditions defined in Qualifications above. The rates are the guaranteed rates defined in the Income Payment Tables section of the Contract for either a single or joint life with a period certain.

On the Payout Start Date, the income payment will be the greater of the Guaranteed Income Benefit and the income payment provided in the Payout Phase section of the Contract.

                                     Page 3
     NLU919                                                      (2/00)

Mortality and Expense Risk Charge The Mortality and Expense Risk Charge provision of your Contract is modified as follows:

On and after the Rider Date, the maximum annualized Mortality and Expense Risk Charge is increased by 0.30% for this rider.

Except as amended, the Contract remains unchanged.

         Michael J. Velotta                   Thomas J. Wilson

             Secretary               Chairman and Chief Executive Officer



Exhibit (4)(e)


                                     Page 3
NLU922                                                              (2/00)
                        NORTHBROOK LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                  Income and Death Benefit Combination Rider 2


This rider was issued because you selected the Death Benefit Combination and the Income Benefit Combination.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was issued as a part of your Contract: xx/xx/xxxx

The following changes are made to your Contract.

Death Benefit Combination The Death Benefit provision of your Contract is modified as follows:

If the Owner is a natural person, the Death Benefit Combination applies only to the death of the Owner. If the Owner is not a natural person, the Death Benefit Combination applies only to the death of the Annuitant. This is unlike the death benefit defined in the Death Benefit provision of your Contract which may apply to the death of the Annuitant even if the Owner is a natural person.

The Death Benefit will be the greatest of the values stated in your Contract, or the value of the Death Benefit Combination.

The Death Benefit Combination is equal to the greater of two separately calculated death benefits, Death Benefit A and Death Benefit B, as defined below.

After the Rider Date, the Death Benefit Combination is recalculated when a purchase payment or withdrawal is made or on a Contract anniversary as follows:

Death Benefit A

o    On the Rider Date, Death Benefit A is equal to the Cash Value.

o After the Rider Date, Death Benefit A is recalculated when a purchase payment or a withdrawal is made or on a Contract anniversary as follows:

o For purchase payments for all ages, Death Benefit A is equal to the most recently calculated Death Benefit A plus the purchase payment.

o For withdrawals for all ages, Death Benefit A is equal to the most recently calculated Death Benefit A reduced by a withdrawal adjustment defined below.

o Death Benefit A will be recalculated for purchase payments, for withdrawals and on Contract anniversaries until the first Contract anniversary after the 85th birthday of the oldest Owner or, if the Owner is not a living individual, the oldest Annuitant.

In the absence of any withdrawals or purchase payments, Death Benefit A will be the greater of the Cash Value on the Rider Date and all Contract anniversary Cash Values between the Rider Date and the date we calculate the Death Benefit.


     Death Benefit B

     On the Rider Date, Death Benefit B is equal to the Cash Value. After the Rider Date, Death Benefit B plus any subsequent purchase payments and less a withdrawal adjustment for any subsequent withdrawals will accumulate daily at a rate equivalent to 5% per year until the first Contract anniversary after the 85th birthday of the oldest Owner or, if the Owner is not a living individual, the oldest Annuitant.

Withdrawal Adjustment

The withdrawal adjustment is equal to (1) divided by (2) with the result multiplied by (3) where:

         (1) = the withdrawal amount.

         (2) = the Cash Value immediately prior to the withdrawal.

         (3) = the most recently calculated Death Benefit A or B, as applicable


Income Benefit Combination The following is added to your Contract:

Qualifications

On the Payout Start Date, the Owner may choose to receive income payments defined in the Income Benefit Combination provision if all of the following conditions are met.

o    The Owner elects a Payout Start date that is on or after the Rider Date;

o The Payout Start Date occurs during the 30 day period following the Contract anniversary;

o The Income Base is applied to Fixed Account Income Payments or Variable Amount Income Payments as we may permit from time to time for all owners who choose to receive Income Payments under this rider; and

o The selected Income Plan provides payments guaranteed for either single or joint life with a period certain of at least:

o 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied, or

o 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.


Throughout the PAYOUT PHASE section of your Contract, the term "Cash Value" is replaced with "The greater of the Cash Value or the Income Benefit Combination."

If the amount applied to an Income Plan is the Cash Value, then the Income Plan may be any plan then offered by us.

Income Base

The Income Base is the greater of Income Base A or Income Base B.

Income base is used solely for the purpose of calculating the Income Benefit Combination and does not provide a Cash Value or guarantee performance of any investment option.

     Income Base A.

o    On the Rider Date, Income Base A is equal to the Cash Value.

o After the Rider Date, Income Base A is recalculated as follows on the Contract anniversary and when a purchase payment or withdrawal is made.

o For the purchase payments, Income Base A is equal to the most recently calculated Income Base A plus the purchase payment.

o For withdrawals, Income Base A is equal to the most recently calculated Income Base A reduced by a withdrawal adjustment.

o On each Contract anniversary, Income Base A is equal to the greater of the Cash Value or the most recently calculated Income Base A.

     In the absence of any withdrawals or purchase payments, Income Base A will be the greatest of the Cash Value on the Rider Date and all Contract anniversary Cash Values between the Rider Date and the Payout Start Date.

     Income Base A will be recalculated for purchase payments, for withdrawals and on Contract anniversaries until the first Contract anniversary after the 85th birthday of the oldest Owner or, if no Owner is a living individual, the oldest Annuitant.

     After that date, Income Base A will be recalculated only for purchase payments and withdrawals.

     Income Base B.

     On the Rider Date, Income Base B is equal to the Cash Value. After the Rider Date, Income Base B plus any subsequent purchase payments and less a withdrawal adjustment for any subsequent withdrawals will accumulate daily at a rate equivalent to 5% per year until the first Contract anniversary after the 85th birthday of the oldest Owner or, if the Owner is not a living individual, the oldest Annuitant.

Withdrawal Adjustment

The adjustment is equal to (1) divided by (2), with the result multiplied by (3) where:

         (1) = the withdrawal amount.

         (2) = the Cash Value immediately prior to the withdrawal.

         (3) = the most recently calculated Income Base.

Guaranteed Income Benefit

The Guaranteed Income Benefit amount is determined by applying the Income Base less any applicable taxes to the guaranteed rates for the Income Plan elected by the Owner. The Income Plan selected must satisfy the conditions defined in Qualifications above. The rates are the guaranteed rates defined in the Income Payment Tables section of the Contract for either a single or joint life with a period certain.

On the Payout Start Date, the income payment will be the greater of the Guaranteed Income Benefit and the income payment provided in the Payout Phase section of the Contract.

Mortality and Expense Risk Charge The Mortality and Expense Risk Charge provision of your Contract is modified as follows:

On and after the Rider Date, the maximum annualized Mortality and Expense Risk Charge is increased by 0.50% for this rider.

Except as amended by this rider, the Contract remains unchanged.

         Michael J. Velotta                  Thomas J. Wilson

              Secretary              Chairman and Chief Executive Officer